UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2009
Date of Report (Date of earliest event reported)

BARK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark	DK-1100
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3	SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities.

Share Issuances

We have completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933, as amended (the “Act”) and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

Date of Completion of Sale	Number of Shares Sold	Number of Investors	Aggregate Consideration Paid by Investors	Aggregate Commission Paid by Company
October 13, 2009	6,000,000	4	$372,000(1)	$4,000
October 14, 2009	16,210,000	9	$621,200.50(1)	$36,960
October 23, 2009	1,200,000	1	$60,000	$6,000
October 28, 2009	507,200	2	$77,420	-
November 13, 2009	133,334	2	$20,000	-

(1)	Of the total consideration paid, $463,600.25 was paid by way of settlement of outstanding debt owed by the Company to three of the investors.

All offerings of shares (the “Shares”) were completed pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the Shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the Shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the Shares. Each investor represented to us that the investor was not a “U.S. person”, as defined in Regulation S, and was not acquiring the Shares for the account or benefit of a U.S. person. The subscription agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the subscription agreement for the Shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the Shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Share Subscriptions

On October 14, 2009, we entered into a Regulation S subscription agreement with one investor for the purchase of 2,857,000 shares of our common stock (the “Shares”) at a price of $0.05 per Share. The subscription proceeds have not been received to date. We plan to issue the Shares to the investor upon receipt of the subscription proceeds.

SECTION 8	OTHER EVENTS

Item 8.01	Other Events

We have entered into negotiations with Bark Holding Ltd. (“Bark Holding”) for the entry into of an equity share purchase agreement (the “Share Purchase Agreement”) pursuant to which we would purchase from Bark Holding a 51% interest in the issued and outstanding equity share capital of in Anaconda.tv GmbH, a television production company incorporated in Munich, Germany (“Anaconda”). The consideration for the acquisition of the 51% interest is anticipated to be the issuance and the delivery of 20,000,000 newly issued shares of common stock of the Company. Completion of the acquisition will be subject to negotiation and execution of the Share Purchase Agreement. As part of this process, we are presently assessing the financial statements of Anaconda that will be required to be filed by us with the Securities and Exchange Commission in accordance with our obligations under the Exchange Act. We are targeting a January 1, 2010 closing date for the completion of the acquisition, however delivery of the required financial statements may impact on the timing of the completion of the transaction. To date, the Share Purchase Agreement has not been executed and we can provide no assurance that the acquisition will be concluded. Bark Holding is controlled by two of our present major shareholders, namely Mr. Jesper Svane and Mr. René Lauritsen.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Document

10.1	Form of Regulation S Subscription Agreement(1)

(1) Filed as an exhibit to this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP, INC.

Date: November 16, 2009

/s/ Bent Helvang
	Name:	Bent Helvang
	Title:	Chairman & Secretary